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                                                                   Exhibit 10.22

                           CHANGE-IN-CONTROL AGREEMENT

         THIS AGREEMENT ("Agreement") is entered into as of March 11, 2005, by and between Keane, Inc., a Massachusetts corporation with its principal place of business at 100 City Square, Boston, Massachusetts 02129 ("Keane"), and Robert B. Atwell (the "Executive"). Keane and the Executive are referred to together herein as the "Parties."

         WHEREAS, the Executive is currently employed as Senior Vice President, North American Branch Operations, of the Company; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has authorized certain severance provisions in respect of senior executives of the Company following the occurrence of a change of control in order to assist in the retention of the Company's executives;

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive agree as follows:

         1. TERM OF EMPLOYMENT. Subject to the benefits described in paragraph 2, the Company retains the right to terminate the employment of the Executive at any time, including, without limitation, with or without notice and with or without Cause.

         2. SEVERANCE BENEFITS UPON TERMINATION AFTER CORPORATE CHANGE IN CONTROL. If within one year after a Change in Control (as defined in Exhibit A to this Agreement) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, both as defined below (the effective date of any such termination being hereinafter referred to as the "Termination Date") the Executive shall be entitled to the following severance benefits (and no others):

                  a. For a period of twenty-four months following the Termination Date (the "Salary Continuation Period"), (on the normal payroll schedule for the Executive in effect immediately prior to the Termination Date) the Company shall continue to pay the Executive the base salary and targeted annual bonus (monthly on a pro rata basis), both at the rate in effect immediately before the Termination Date, EXCEPT THAT in the case of a termination by the Executive for Good Reason, disregarding any reduction thereof that was the basis for such termination.

                  b. Upon the Termination Date, all stock options, restricted stock and other equity awards previously granted to the Executive shall become vested immediately and shall be exercisable in full in accordance with the applicable stock option, restricted stock or other form of equity agreement and the terms of any applicable stock or equity plan.

                  c. The Termination Date shall be treated as a qualifying event under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA"). Under COBRA, if the Executive is covered by the group medical and/or dental plan offered by Keane, the Executive and his or her spouse and dependents are entitled to elect a temporary extension of health and/or dental coverage at group rates in certain instances where coverage under the plan would otherwise end ("Continuation Coverage"). If the Executive elects Continuation Coverage under COBRA, during the period of such Continuation Coverage, the Executive will be responsible for any contribution

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                           required from active employees of the Company under
                           the applicable group medical and/or dental plan. If and to the extent this Section 2.c does not apply, as where the Executive is not resident in or of the United States, the Executive shall receive a monthly stipend to offset medical and/or dental benefits lost following the Termination Date.

                  d. For 12 months, the Executive shall be entitled to continue participation in the executive financial planning benefit in effect as of the Termination Date.

                  e. Neither the Executive nor Keane shall have the right to accelerate or to defer the delivery of the payments to be made under this Section 2; PROVIDED, HOWEVER, that if the Executive is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the "Code"), and any of the payments to be made to the Executive under this Section 2 constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code, then the commencement of the delivery of any such payments will be delayed to the date that is six months after the Termination Date.

         3.       DEFINITIONS.


                  a. "GOOD REASON". "Good Reason" means termination at the Executive's initiative within one year after a Change in Control (as defined in Exhibit A to this Agreement) if:

                           (i) The Executive's title, duties, status, reporting relationship, authority or responsibilities have been materially and adversely affected; or

                           (ii) The Executive's compensation, including base salary and target annual bonus, has been reduced by 10% or greater; or

                           (iii)    The Executive's principal place of
                                    employment immediately prior to the Change of Control is relocated to a location more than 25 miles from such place of employment.

                  The Executive shall give the Company Notice of termination specifying which of the foregoing provisions is applicable and the factual basis therefor, and if the Company fails to remedy such material failure, the Termination Date shall be the 30th business day after such Notice is given or such other date as the Company and the Executive shall agree.

                  b. "CAUSE". For purposes of this Agreement only, "Cause" means and shall be limited to:

                           (i) wrongful misappropriation of the funds or property of the Company;

                           (ii) use of alcohol or illegal drugs interfering with the performance of the Executive's obligations, continuing after written warning of such actions;

                           (iii) admission, confession, or plea bargain to, or conviction of, a felony, or of any crime involving moral turpitude, dishonesty, or unethical conduct;

                           (iv) commission of any willful, intentional or grossly negligent act which would reasonably be expected to materially injure the reputation, business or business relationships of the Company or which would bring the

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                                    Executive or the Company into disrepute, or
                                    the willful commission of any act which is a breach of the Executive's fiduciary duties to the Company;

                           (v) the deliberate or willful failure by the Executive (other than by reason of the Executive's physical or mental illness, incapacity or disability) to substantially perform his duties with the Company and the continuation of such failure for a period of 30 days after delivery by the Company to the Executive of Notice specifying the scope and nature of such failure and the Company's intention to terminate the Executive for Cause; or

                           (vi) commission of any act which constitutes a material breach of the policies of the Company, including but not limited to the disclosure of any confidential information or trade secrets pertaining to the Company or any of its clients.

                           For purposes of this Section, any act or failure to act of the Executive shall not be considered "willful" unless done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company. The Company shall give the Executive Notice of termination specifying which of the foregoing provisions is applicable. The effective Termination Date shall be the 30th business day after such Notice is given or such other date as the Company and the Executive shall agree.

         4.       GROSS-UP PAYMENT.

                  a. In the event an Executive becomes entitled to any benefits or payments under this Agreement or under any other agreement, plan or arrangement to which the Company and the Executive are parties, including any non-cash benefit or deferred payment or benefit (the "Total Benefits"),

                           (i) where such payment or benefit is contingent on a Change in Control (as defined in Exhibit A to this Agreement), and

                           (ii) in the event that any of the Total Benefits will be subject to a tax imposed by Section 4999 of the Code (the "Excise Tax"), due to classification as an excess parachute payment in accordance with Section 280G of the Code, the Company shall pay to him an additional amount (the "Gross-Up Payment") such that the net amount retained by him, after reduction of any Excise Tax on the Total Benefits and any federal, state and local income tax, Excise Tax and FICA and Medicare withholding taxes upon the payment provided for by this Section, shall be equal to the Total Benefits. For purposes of this Gross-Up Payment, the amount of the Excise Tax (if any) imposed on any non-cash benefits or any deferred payment or benefit shall be reasonably determined by the Company, after consultation with its legal and tax advisors.

                  b. For purposes of determining the amount of the Gross-Up Payment, an Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of his residence on the Termination Date, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes (calculated by
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                           assuming that any reduction under Section 68 of the
                           Code in the amount of itemized deductions allowable to him applies first to reduce the amount of such state and local income taxes that would otherwise be deductible by him).

                  c. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account for purposes of calculating the Gross-Up Payment, the Executive shall promptly repay to the Company the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax, federal, state and local income taxes and FICA and Medicare withholding taxes imposed on the portion of the Gross-Up Payment being repaid by him to the extent that such repayment results in a reduction in Excise Tax, FICA and Medicare withholding taxes and/or federal, state or local income taxes) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

                  d. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder, the Company shall make an additional Gross-Up Payment to him in respect of such excess (plus any interest, penalties or additions payable by him with respect to such excess) at the time that the amount of such excess is finally determined.

                  e. The Gross Up Payment shall be made within two and a half months after the Termination Date; PROVIDED, HOWEVER, that if the Executive is a "specified employee" as defined in Section 409A(a)(2)(B)(i) of Code and any of the payments to be made to the Executive under this Section 4 constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code, then the commencement of the delivery of any such payments will be delayed to the date that is six months after the Termination Date.

                  f. The intent of this Section 4 is to make the Executive whole, to the extent allowed under applicable laws and regulations, such that he is not detrimentally impacted by the imposition of a tax over and above the marginal rate applicable to his Keane-related earnings as a result of a Change In Control. To the extent the Executive is subject to income tax laws of a country other than the United States, the Company shall use its best efforts to implement the intent of this Section 4 in accordance with applicable laws and regulations.

         5. OBLIGATIONS AND RESTRICTIVE COVENANTS. All obligations and restrictive covenants as set forth in any existing or future Employment Agreements, Stock Option Agreements, or the like, shall remain in full force and effect notwithstanding this Agreement, including but not limited to, provisions and/or restrictions relating to trade secrets, confidential information, works made for hire and inventions, competition, solicitation, hiring, Company property, et cetera, EXCEPT THAT any and all such obligations and restrictive covenants shall remain in full force and effect for the entire Salary Continuation Period notwithstanding any shorter period set forth therein.

         6.       NOTICES

                  a. Each notice, demand, consent or communication (hereinafter "Notice") which is or may be required to be given by any party to the other party in

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                           connection with this Agreement shall be in writing
                           and given by facsimile, personal delivery, receipted delivery services, or by certified mail, return receipt requested, prepaid and properly addressed to the other party as shown below.

                  b. Notices shall be effective on the date sent via facsimile, the date delivered personally or by receipted delivery service, or three (3) days after the date mailed:

                           (i)      To the Company:

                                    Legal Department
                                    Attn: Corporate Counsel
                                    Keane, Inc.
                                    100 City Square
                                    Charlestown, MA 02129

                           (ii)     To the Executive:

                                    At the residence address most recently filed with the Company.

         7. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party; provided, that Keane may assign its rights, interests or obligations hereunder to: (a) a subsidiary, subdivision or affiliate, provided that Keane shall remain responsible to the Executive for such obligations in the event they are not met by such assignee; or (b) to a person, corporation, organization or other entity that acquires (whether by stock purchase or merger or otherwise) all or substantially all of the business or assets of Keane.

         8.       MISCELLANEOUS.

                  a. This Agreement may be amended or modified only by a written instrument executed by Keane and the Executive. Notwithstanding anything herein to the contrary, to the extent that the Executive or Keane reasonably believe that Section 409A of the Code will result in adverse tax consequences to the Executive as a result of this Agreement, then the Executive and Keane shall renegotiate this Agreement in good faith in order to minimize or eliminate such tax consequences and retain the basic economics of this Agreement to the extent possible.

                  b. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the Commonwealth of Massachusetts.

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                  c.       Except in the case of Section 7 above, the term
                           "Keane" or the "Company" shall include Keane, Inc. and any of its subsidiaries, subdivisions and affiliates. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

                  d. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together shall constitute one and the same instrument.

                  e. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                  f. The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

                  g. Keane shall have the right to withhold all applicable income and employment taxes due with respect to any payment made to the Executive under this Agreement.


         Executed this 11th day of March, 2005


                                             By: /s/ Brian T. Keane
                                                 --------------------
                                                 Brian T. Keane


                                             Keane, Inc.


                                             By: /s/ Robert B. Atwell
                                                 --------------------
                                                 Robert B. Atwell

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                                    EXHIBIT A

                        DEFINITION OF "CHANGE IN CONTROL"

"Change in Control" shall mean any of the following:

(a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Act") (other than the Company, any of its subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board ("Voting Securities") or (B) the then outstanding shares of Company's common stock ("Common Stock") (other than as a result of an acquisition of securities directly from the Company); or

     (b) During any period of two years or less, persons who at the beginning of such period (the "Commencement Date") constitute the Company's Board (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Commencement Date shall be considered an Incumbent Director if such person's election was approved by or such person was nominated for election by a vote of at least a majority of the Incumbent Directors; but provided further, that any such person whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director; or

(c) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate fifty percent (50%) or more of the voting shares of the Company issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

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         Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (a) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases the proportionate number of shares beneficially owned by any person to fifty percent (50%) or more of either (A) the combined voting power of all of the then outstanding Voting Securities or (B) Common Stock; provided, however, that if any person referred to in this sentence shall thereafter become the beneficial owner of any additional shares of Voting Securities or Common Stock (other than pursuant to a stock split, stock dividend, or similar transaction or as a result of an acquisition of securities directly from the Company) and immediately thereafter beneficially owns fifty percent (50%) or more of either (A) the combined voting power of all of the then outstanding Voting Securities or (B) Common Stock, then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (a).